UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  October 19, 2011

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2011, the Board of Directors (the “Board”) of Plug Power Inc. (the “Company”) appointed Mr. Evgeny Miroshnichenko and Mr. Evgeny Rasskazov to serve as directors of the Company effective as of October 19, 2011. Mr. Miroshnichenko was appointed to serve as a Class III director with a term expiring in 2014, and Mr. Rasskazov was appointed to serve as a Class II director with a term expiring in 2013. The Board currently consists of eight directors divided into three classes, as follows: Class I (term expiring 2012) - Andrew Marsh, Gary K. Willis and Maureen O. Helmer, Class II (term expiring 2013) - George C. McNamee and Mr. Rasskazov and Class III (term expiring 2014) Larry G. Garberding and Mr. Miroschnichenko. All of the directors are independent, with the exclusion of Mr. Marsh, the Company’s President and CEO.

Each of Messrs. Miroshnichenko  and Rasskazov was appointed as a director pursuant to the Standstill and Support Agreement dated as of May 6, 2011 among the Company, OJSC “INTER RAO UES,” (“INTER RAO”), and OJSC “Third Generation Company of the Wholesale Electricity Market,” (“OGK-3” ). OGK-3 directly holds approximately 19.7% of the Company’s outstanding common stock, and is a majority-owned subsidiary of INTER RAO.  The Standstill and Support Agreement provides that the Company will appoint two designees of INTER RAO to serve as Class II and Class III directors, with terms expiring at the Company’s 2013 and 2014 annual meetings of stockholders, respectively.  Upon the expiration of Mr. Rasskazov's term, the Company is required to re-nominate Mr. Rasskazov (or another INTER RAO designee), but only if INTER RAO and OGK-3 own at least 20% of the Company’s outstanding common stock.  Upon the expiration of Mr. Miroshnichenko's term, the Company is required to re-nominate Mr. Miroshnichenko  (or another INTER RAO designee), unless either (i) INTER RAO and OGK-3 own at least 10% but less than 20% of the Company’s outstanding common stock and at least one INTER RAO designees (other than the Class III designee) is already serving on the Company's Board of Directors or INTER RAO has the right to have such designee serve, or (ii) INTER RAO and OGK-3 own less than 10% of the Company’s outstanding common stock.  Pursuant to the Standstill and Support Agreement, Messrs. Miroshnichenko and Rasskazov are not entitled to receive any compensation from the Company for their first year of service as directors.

Mr. Miroshnichenko is the Director for Strategic Development for INTER RAO UES. He is responsible for organization of strategic management process, development and implementation of corporate strategy, realization of strategic projects, as well as management of financial investments of the Group. Mr. Miroshnichenko has also built solid experience in corporate governance as he has held director positions in Boards of directors in a number of Russian electricity companies.

Mr. Rasskazov is the Head of Department for target capital structure for INTER RAO UES. He is responsible for the Group’s projects and initiatives in equity capital markets, optimization of the Group’s capital structure and management of equity participations in the asset portfolio. Mr. Rasskazov has extensive experience in investment banking and corporate finance projects, developed through positions held previously in global investment banking firms Merrill Lynch and Barclays Capital.

On October 20, 2011, the Company issued a press release regarding the appointment of Mr. Miroshnichenko and Mr. Rasskazov.  The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Plug Power Inc. dated October 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: October 20, 2011	By: /s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer